Exhibit 99.7

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN BLOOMIA HOLDINGS, INC.’S PROSPECTUS DATED FEBRUARY [●], 2026 (“PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS AND OTHER RELEVANT DOCUMENTS ARE AVAILABLE ON REQUEST FROM D.F. KING & Co., Inc. BY CALLING TOLL-FREE AT (888) 605-1956 for stockholders or (646) 677-2515 for banks and brokers or by emailing bloomia@dfking.com.

Notice of Guaranteed Delivery

For

Exercise of Basic Subscription Rights

(and the Oversubscription Privilege, if Applicable)

For Shares of Common Stock

of

Bloomia Holdings, Inc.

Pursuant to the Prospectus, dated February [●], 2026

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to exercise non-transferable subscription rights (“subscription rights”) to purchase shares of common stock, par value $0.01 per share (“Common Stock”) of Bloomia Holdings, Inc. (the “Company”) pursuant to the rights offering (the “rights offering”) described in the registration statement on Form S-1 initially filed by the Company with the United States Securities and Exchange Commission on January 23, 2026, as amended (Registration No. 333-292897) and the Prospectus, if a holder of subscription rights desires to exercise such subscription rights but cannot deliver the non-transferable rights certificate(s) evidencing the subscription rights to Equiniti Trust Company, LLC, the subscription agent (the “subscription agent”), at or prior to 5:00 p.m., Central Standard Time, on March 27, 2026 (the “expiration date and time”), as such expiration date and time may be extended by the Company in its sole discretion in accordance with the Prospectus. If used, this Notice of Guaranteed Delivery must be received by the subscription agent at or prior to the expiration date and time. See the section titled “The Rights Offering – Guaranteed Delivery Procedures” in the Prospectus. Payment in full of the subscription price of $4.05 per whole share for each share of Common Stock subscribed for upon exercise of such subscription rights, including final clearance of any checks, must be received by the subscription agent in the manner specified in the Prospectus at or prior to the expiration date and time, even if the non-transferable rights certificate(s) evidencing such subscription rights is being delivered pursuant to the procedure for guaranteed delivery thereof. If you are using this form, the non-transferable rights certificate(s) evidencing such subscription rights must be received by the subscription agent within one (1) business day following the expiration date and time. See the sections titled “The Rights Offering – Method of Subscription – Exercise of Rights” and “The Rights Offering – Method of Payment” in the Prospectus.

This form must be delivered to the subscription agent by one of the methods described below. DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE A VALID DELIVERY.

By Mail or Overnight Courier:

Equiniti Trust Company, LLC

Attn: Corporate Actions Department

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

THE SUBSCRIPTION AGENT IS:

Equiniti Trust Company, LLC

All questions regarding the rights offering, and all requests for additional copies of the Prospectus or other relevant documents, should be directed to D.F. King & Co., Inc., the information agent, by calling it toll-free at (888) 605-1956 for stockholders or (646) 677-2515 for banks and broker or by emailing Bloomia@dfking.com.

Ladies and Gentlemen:

The undersigned hereby represents that he, she or it is the holder of non-transferable rights certificate(s) representing subscription rights issued by Bloomia Holdings, Inc., exercisable for at least the number of shares of Common Stock pursuant to the basic subscription right as are set forth in the “Basic Subscription Right” row of the table below, and that such non-transferable rights certificate(s) cannot be delivered to the subscription agent at or before the expiration date and time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following subscription rights, pursuant to the basic subscription right (and as applicable, the over-subscription privilege), as described in the Prospectus:

Rights Certificate No(s) (if available): _______________

	No. of Rights Exercised	No. of Shares Subscribed For	Per Share Subscription Price	Payment
Basic Subscription Right			$4.05	$	[●]
Over-Subscription Privilege	N/A		$4.05	$	[●]
			Total Payment Required	$	[●]

Since each subscription right only represents the right to purchase a fraction of a share of Common Stock, the number of shares of Common Stock that you are entitled to subscribe for pursuant to the basic subscription right on any given non-transferable rights certificate is lower than the number of subscription rights set forth on such certificate—See Line (a) of Form 1 of your non-transferable rights certificate for further details, including on how to calculate the maximum number of shares of Common Stock that can be subscribed for pursuant to your non-transferable rights certificate(s).

The undersigned understands that payment of the subscription price of $4.05 per each whole share of Common Stock subscribed pursuant to the basic subscription right and the over-subscription privilege, if applicable, must be received by the subscription agent at or before the expiration date and time, and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐	is being delivered to the subscription agent herewith; or

☐	has been delivered separately to the subscription agent, and was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Certified bank check payable to “Equiniti Trust Company, LLC (acting as subscription agent for Bloomia Holdings, Inc.)”.

☐

Wire transfer of immediately available funds directly to the account maintained by Equiniti Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at Wells Fargo, ABA #121000248 or Swift Code: WFBIUS6S, Account   # 0001067899  Equiniti Trust Company, LLC FBO Bloomia Holdings, Inc., with reference to the rights holder's name.

GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the subscription agent the certificates representing the subscription rights being exercised hereby, with any required signature guarantee and any other required documents, all within one (1) business day after the expiration date and time.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the subscription agent and must deliver the non-transferable rights certificate(s) to the subscription agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.